Exhibit 99.8

Related Party Transaction – Form of Equity Pledge Agreement

English Translation for Reference Purpose Only

Equity Pledge Agreement

This Equity Pledge Agreement (“Agreement”) is executed on May 25th, 2006 in Beijing among:

Party A: Beijing Decision Education Co., Ltd.

Beijing Hewstone Technology Co., Ltd.

Party B: Beijing Shiji Youhao Education Investment Co., Ltd.

Beijing Beizhi Culture & Education Co., Ltd.

Xu Xiaoping

Beijing Hongcai Education & Technology Co., Ltd.

Bao Fanyi

Beijing Jin Mu Tu Technology & Trading Co., Ltd.

He Qingquan

Qingdao Feixiang Language Services Co., Ltd.

Qian Yongqiang

Beijing Jinfan Fengdu Culture Development Co., Ltd.

Beijing Tian Yi Yang Technology Development Co., Ltd.

Party C: Beijing New Oriental Education & Technology (Group) Co., Ltd.

WHEREAS:

(1)	Party A has entered into a series of contracts attached hereto (“Main Contracts”) with Party C and Party C’s affiliates respectively;

(2)	Party B collectively holds 100% of equity interest of Party C and agrees to provide security of pledge over the equity interest for the performance of payment obligations of Party C and its affiliates under the Main Contracts, and Party A agrees to accept such security of pledge.

NOW, THEREFORE, the Parties agree as follows:

1.	Main Contract

All Parties hereto acknowledge and confirm that the Main Contracts over which the security of pledge is provided hereunder include a series of contracts entered into and became effective among Party A and Party C as well as Party C’s affiliates, including but not limited to the agreements listed in the Appendix I hereto and the agreements to be executed among Party A and Party C as well as Party C’s affiliates in the future. All Parties confirm that within the term of this Agreement, the Parties shall at the request of Party A promptly recognize the agreements executed and terminated among Party A and Party C as well as Party C’s affiliates as the Main Contracts and amend the Appendix I accordingly.

Exhibit 99.8

Related Party Transaction – Form of Equity Pledge Agreement

English Translation for Reference Purpose Only

2.	Pledge

Party B agrees to provide security of pledge over 100% of the equity interest it holds in Party C (“Pledged Equity Interest”) to Party A in whole as the security for the performance of all Party C’s obligations under the Main Contracts.

The Parties confirm that all members in Party B undertake the obligations under the security pledge independently. Such members shall not be jointly and severally liable for such obligations.

3.	Scope of Pledge

The scope of such Pledged Equity Interest covers any amount, penalty for breach of contract, damages and the fees for realizing the main creditor’s rights and pledge right, which is payable but not paid to Party A by Party C.

4.	Term of Pledge

This Agreement shall be effective from the date when all parties sign the Agreement and the said equity interest pledges are registered in the register of shareholders of Party C until all the obligations of Party C and its affiliates under the Main Contract (including all amendments to the Main Contracts and the appendices are fulfilled). During the term of pledge, in the event that Party C and its affiliates fail to perform any obligations under the Main Contracts, Party A shall have the right to dispose the equity interest pledge in accordance with relevant laws.

5.	Registration

Party B warrants to Party A that its execution of this Agreement and performance of its obligations under this Agreement have been approved and/or will be approved by the shareholders’ meeting of Party C and meanwhile will register equity interest pledge hereof with the shareholder register of Party C, and Party C agrees to cooperate and assist with the foregoing matters.

Party B and Party C shall deliver to Party A Party B’s investment certificates in Party C and shareholders register of Party C.

Exhibit 99.8

Related Party Transaction – Form of Equity Pledge Agreement

English Translation for Reference Purpose Only

6.	Party B’s Representation

6.1	Party B is the lawful owner of the said equity interest.

6.2	Except for the pledge provided hereunder, Party B has not placed any other pledge on the pledged equity interest.

7.	Party B’s Undertakings and Warrants

7.1	Party B undertakes to Party A that in the term of this Agreement, it will:

7.1.1	without Party A’s prior written consent, not transfer the pledged equity interest, or establish or permit the existence of any guaranty on the pledged equity interest unless otherwise agreed by both Parties;

7.1.2	abide by and implement all PRC Laws and regulations concerning the pledge of rights, and in the case of receiving any notice, instruction or suggestion sent or made by the governmental authority concerned, bring forth such notice, instruction or suggestion to Party A within 5 days, and comply with them or put forward arguments and representations against them pursuant to Party A’s reasonable requests or with Party A’s consent.

7.2	Party B agrees that, for the purpose of this Agreement, Party A shall have the right to exercise its equity interest pledge right in accordance with relevant laws, and such exercising in accordance with this Agreement shall not be interrupted or infringed by Party B, its successors, its principals or any other people by way of legal procedures.

7.3	Party B undertakes to Party A that, for the purpose of protecting or perfecting the guaranty as provided in this Agreement for the payment under the Main Contracts, Party B will upon Party A’s request honestly sign, and urge other persons with interests to the pledge to sign, all certificates of rights, agreements and covenants in connection with the enforcement of this Agreement, and urge other persons with interests to the pledge to take, any action in relation to the enforcement of this Agreement and facilitate Party A’s exercising of its rights under this Agreement.

Exhibit 99.8

Related Party Transaction – Form of Equity Pledge Agreement

English Translation for Reference Purpose Only

7.4	Party B undertakes to Party A that, in order to ensure the interests of Party A, Party B will abide by and perform all undertakings, promises, warrants, agreements, representations and conditions. If Party B fails to perform or performs incompletely undertakings, promises, warrants, agreements, representations and conditions, Party B shall indemnify all the losses suffered by Party A as a result.

8.	Transfer

8.1	Unless agreed in writing by Party A in advance, Party B shall not have the right to donate or transfer any rights and obligations under this Agreement with the exception of the “Option Agreement” concluded between Party B and New Oriental Education & Technology Group Inc.

8.2	This Agreement shall be binding upon Party B and its successors, and also binding upon Party A, its successors and its assignees.

8.3	Party A may, at any time, assign all or any of its rights and obligations under the Main Contracts to a designated person (natural or legal), under which circumstance the assignee shall have the rights and obligations Party A has under this Agreement as if it were a Party to this Agreement. Where Party A transfers its rights and obligations under the Main Contracts, Party B shall, upon Party A’s request, execute agreements and/or documents concerning said transfer.

8.4	Where there is a change to Party A as result of said assignment, both new Parties shall enter into a new equity pledge agreement.

9.	Confidentiality

All the provisions hereunder and the Agreement itself shall be kept confidential by all the Parties and shall not be disclosed to any third party excluding project-related senior officers, directors, employees, agents and professional consultants. If any Party is required by Law to disclose any information in connection with this Agreement to the government, the public or shareholders, or to file this Agreement with governmental authorities concerned, that Party shall not be subject to this Article.

This Article shall survive any amendment, rescission or termination of this Agreement.

Exhibit 99.8

Related Party Transaction – Form of Equity Pledge Agreement

English Translation for Reference Purpose Only

10.	Liability for Breach of Contract

One Party shall compensate the other Parties for all losses if it fails to perform any of its obligations under this Agreement or if its representations or warrants under this Agreement prove to be substantially false or incorrect.

11.	Force Majeure

In the event of force majeure influencing the performance of this Agreement, the Party suffering the force majeure event shall forthwith notify the other Parties in the form of telegraph, facsimile or other electric forms and provide the written certificate concerning force majeure within fifteen (15) working days. Subject to the extent of the impact of the force majeure event on the performance of this Agreement, all the Parties shall negotiate and decide whether to rescind the Agreement, partly relieve obligation, or delay the performance of the Agreement.

12.	Miscellaneous

12.1	Any dispute arising in the process of performing this Agreement shall be settled through amicable consultations. If the dispute cannot be settled through such consultation, the dispute shall be submitted to arbitration with Beijing Arbitration Commission in Beijing in accordance with its arbitration rules. The award of the arbitrator(s) shall be final.

12.2	This Agreement shall be effective from the signing day.

12.3	This Agreement is executed in Chinese in 14 copies, each of which shall be held by each Party.

Exhibit 99.8

Related Party Transaction – Form of Equity Pledge Agreement

English Translation for Reference Purpose Only

(Signature Page)

Party A: Beijing Decision Education Co., Ltd.

Beijing Hewstone Technology Co., Ltd.

Party B: Beijing Shiji Youhao Education Investment Co., Ltd.

Beijing Beizhi Culture & Education Co., Ltd.

Xu Xiaoping

Beijing Hongcai Education & Technology Co., Ltd.

Bao Fanyi

Beijing Jin Mu Tu Technology & Trading Co., Ltd.

He Qingquan

Qingdao Feixiang Language Services Co., Ltd.

Qian Yongqiang

Beijing Jinfan Fengdu Culture Development Co., Ltd.

Beijing Tian Yi Yang Technology Development Co., Ltd.

Party C: New Oriental Education & Technology Group Inc.

Exhibit 99.8

Related Party Transaction – Form of Equity Pledge Agreement

English Translation for Reference Purpose Only

Appendix I

List of Main Contracts

No.	Name of the Contract
1	Trademark License Agreement

2	Website Development and Use Agreement

3	New Enrollment System Development Service Agreement

4	Teaching Support Agreement